T. Rowe Price Goldman Sachs Private Markets Fund N-2/A

Exhibit 99(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of T. Rowe Price Goldman Sachs Private Markets Fund of our report dated April 10, 2026, relating to the financial statements of T. Rowe Price Goldman Sachs Private Markets Fund for the period ended March 2, 2026, which appears in this Form N-2. We also consent to the reference to us under the heading, "Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

June 24, 2026